                                                                                                                                          EXHIBIT E

                                                   COMPLIANCE CERTIFICATE

Credit Suisse First Boston,

  as Administrative Agent

Eleven Madison Avenue

New York, New York 10010

Attention:

                                                    THE TITAN CORPORATION

Gentlemen and Ladies:

This Compliance Certificate is delivered to you pursuant to [Section 5.1(i)] [clause (c) of Section 7.1] of the Senior Secured Credit Agreement, dated as of February __, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The Titan Corporation, a Delaware corporation (the “Borrower”), the various financial institutions as are or may become parties thereto (collectively, the “Lenders”), Credit Suisse First Boston, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), First Union Securities, Inc., as Syndication Agent, and The Bank of Nova Scotia, as Documentation Agent.  Unless otherwise defined in this Compliance Certificate, terms used herein (including the Attachments hereto) have the meanings provided in the Credit Agreement.  Each reference to a Section is to the relevant Section in the Credit Agreement.

The Borrower hereby certifies and warrants that as of __________ __, ____ (the “Computation Date”):

1.         The Total Debt to EBITDA Ratio was _____:1.00, as computed on Attachments 1 and 2 hereto.

The maximum Total Debt to EBITDA Ratio permitted pursuant to clause (a) of Section 8.4 is _____:1.00 and, accordingly, the Total Debt to EBITDA Ratio covenant [has] [has not] been satisfied.

2.         The Net Worth of the Borrower is $_________________, as computed on Attachment 3 hereto.

The minimum Net Worth required pursuant to clause (b) of Section 8.4 (as computed on Attachment 3 hereto) is $__________, and accordingly, the Net Worth covenant [has][has not] been satisfied.

3.         The Fixed Charge Coverage Ratio was _____:1.00, as computed on Attachment 4 hereto.

The minimum Fixed Charge Coverage Ratio permitted pursuant to clause (c) of Section 8.4 is 1:00:1.00 and, accordingly, the Fixed Charge Coverage Ratio covenant [has] [has not] been satisfied.

4.         The Interest Coverge Ratio was _____:1.00, as computed on Attachment 5 hereto.

The minimum Interest Coverage Ratio permitted pursuant to clause (d) of Section 8.4 is _____:1.00 and, accordingly, the Interest Coverage Ratio covenant [has] [has not] been satisfied.

5.         The Indebtedness of the Borrower and the Guarantors in respect of purchase money Indebtedness and Capitalized Lease Liabilities under clause (g) of Section 8.2 of the Credit Agreement, in the aggregate, was $_________. Such Indebtedness pursuant to such clause (g) of Section 8.2 of the Credit Agreement is not allowed to exceed $15,000,000 in the aggregate, and accordingly, such Indebtedness was [not] permitted.

6.         Other unsecured Indebtedness of the Borrower and the Guarantors under clause (j) of Section 8.2 of the Credit Agreement, was, in the aggregate, $____________.  Such other unsecured Indebtedness pursuant to clause (h) of Section 8.2 of the Credit Agreement is not allowed to exceed, in an aggregate amount at any time, $15,000,000, and accordingly, such Indebtedness was [not] permitted.

7.         Other Investments of the Borrower or any of its Restricted Subsidiaries under clause (j) of Section 8.5 of the Credit Agreement, was $__________.  Such other Investments pursuant to clause (j) of Section 8.5 of the Credit Agreement are not permitted to exceed $25,000,000 in the aggregate over the term of the Credit Agreement, and accordingly, to date, such Investments were [not] permitted.

[8.        Compliance with clause (e) of Section 8.6:  The Total Debt to EBITDA Ratio at the time of the spin off of Cayenta to the shareholders of the Borrower was _____:1.00, calculated on a pro forma basis.   The maximum Total Debt to EBITDA Ratio so calculated on a pro forma basis may not exceed 3:00:1.00, and, accordingly, such spin-off was [not] permitted.]

[9.        Compliance with clause (f) of Section 8.6:

(a)        The Total Debt to EBITDA Ratio immediately following the proposed redemption of Capital Stock of the Borrower or any of its Restricted Subsections was ___:1.00, calculated on a pro forma basis, giving effect to such proposed redemption.  The maximum Total Debt to EBITDA Ratio so calculated on a pro forma basis may not exceed 3:00:1.00, and, accordingly, such redemption was [not] permitted.  The aggregate value of Capital Stock redemptions for the Borrower and its Restricted Subsidiaries under clause (f)(iii) of Section 8.6 of the Credit Agreement was $_______.  The aggregate value of such redemptions pursuant to clause (f)(iii) of Section 8.6 of the Credit Agreement are not permitted to exceed $5,000,000, and accordingly, such redemptions were [not] permitted.

  (b)       The aggregate value of Capital Stock redemptions for the Borrower and its Restricted Subsidiaries under clause (f)(iv) of Section 8.6 of the Credit Agreement was $_______.  The aggregate value of such redemptions pursuant to clause (f)(iv) of Section 8.6 of the Credit Agreement are not permitted to exceed $20,000,000, and accordingly, to date, such redemptions were [not] permitted.

  (c)       The unborrowed Revolving Loan Commitment Amount at the time of Capital Stock redemptions for the Borrower and its Restricted Subsidiaries under clause (f)(v) of Section 8.6 of the Credit Agreement was $_______.  The unborrowed Revolving Loan Commitment Amount at the time of such Capital Stock redemptions pursuant to clause (f)(v) of Section 8.6 of the Credit Agreement are not permitted to be less than $20,000,000, and accordingly, to date, such [redemptions] were [not] permitted.]

10.       [Name of Guarantor(s)] [have] [has] issued options and warrants representing ___% of the Capital Stock of such Guarantor(s).  The total amount of options and warrants issued by any Guarantor (other than Cayenta, which may not issue any options or warrants not disclosed on Item 8.8 of the Disclosure Schedule) is not permitted to exceed 5% of the Capital Stock of such Guarantor, inclusive of options and warrants issued by such Guarantor as set forth in Item 8.8 of the Disclosure Schedule, and accordingly, such issuance(s) [were] [was] [not] permitted.

11.       The aggregate fair market value of the sales, transfers, leases, contributions or conveyances (including by way of merger), or grants of options, warrants or other rights with respect to, any of the Borrower’s or any Restricted Subsidiary’s assets (including accounts receivable and Capital Stock of the Borrower and its Restricted Subsidiaries) to any Person in one transaction or series of transactions, pursuant to clause (e) of Section 8.10 of the Credit Agreement made in the Fiscal Year to date in which the Computation Date occurs was $_______.   The maximum amount of assets, in the aggregate, which may be disposed of pursuant to clause (e) of Section 8.10 of the Credit Agreement is $10,000,000 in any Fiscal Year and $40,000,000 over the term of the Credit Agreement, so long as the Borrower complies with Section 3.1(c) of the Credit Agreement, and accordingly, the aforementioned disposition [is][was][not] permitted.

12.       The amount of sale proceeds from sale-leasebacks of the Borrower and its Restricted Subsidiaries under Section 8.14 of the Credit Agreement was $_________ per transaction. Such proceeds from sale-leasebacks pursuant to such Section 8.14 of the Credit Agreement are not allowed exceed $5,000,000 per transaction or series of related transactions, and accordingly, such sale-leasebacks were [not] permitted.

13.       Indebtedness of Foreign Subsidiaries of the Borrower under Section 8.15 of the Credit Agreement, was, in the aggregate, $____________.  Such Indebtedness pursuant to Section 8.15 of the Credit Agreement is not allowed to exceed, in an aggregate amount at any time, $10,000,000 (excluding any such Indebtedness which is non-recourse to the Borrower or any of its U.S. or Foreign Subsidiaries), and accordingly, such Indebtedness was [not] permitted.

14.       [No Default has occurred and is continuing.]  [A Default has occurred and is continuing.  The details of such Default and the actions that the Borrower has taken or proposed to take with respect thereto are set forth on Schedule 1 hereto.]

IN WITNESS WHEREOF, the Borrower has caused this Certificate to be duly executed and delivered by its chief executive, financial or accounting Authorized Officer this ____ day of __________, ____.

THE TITAN CORPORATION

By: ________________________________

Name:

     Title:

SCHEDULE 1

(to __/__/__ Compliance

Certificate)

DEFAULTS

[Describe details of Default and actions that the Borrower has taken or proposes to take with respect thereto.]

                                                                                                                             ATTACHMENT 1

                                                                                                                    (to __/__/__ Compliance

                                                                                                                                         Certificate)

                                                TOTAL DEBT TO EBITDA RATIO

                                                                     on __/__/__

                                                         (the “Computation Date”)

1. Total Debt:

(a)        all obligations of the Borrower and its Restricted Subsidiaries for borrowed money or advances and all obligations of the Borrower and its Restricted Subsidiaries evidenced by bonds, debentures, notes or similar instruments (which, in the case of the Loans, shall be deemed to equal the aggregate amount of Loans outstanding on the Computation Date)..........................................

$_______

(b)        all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker’s acceptances issued for the account of the Borrower and its Restricted Subsidiaries (which, in the case of Letter of Credit Outstandings shall be deemed to equal the aggregate amount of Letter of Credit Outstandings on the Computation Date)............

$_______

(c)        all monetary obligations of the Borrower or any of its Restricted Subsidiaries under any leasing or similar arrangement which have been (or, in accordance with GAAP, should be) classified as capitalized leases valued at the capitalized amount thereof.........

$_______
(d) net liabilities of the Borrower and its Restricted Subsidiaries under all Hedging Obligations........................................................	$_______

(e)        whether or not so included as liabilities in accordance with GAAP, all obligations of the Borrower and its Restricted Subsidiaries to pay the deferred purchase price of property or services excluding Acquisition Incentives which are not overdue and trade accounts payable in the ordinary course of business which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of the Borrower or such Restricted Subsidiary, and indebtedness or other obligations secured by (or for which the holder of such indebtedness or other obligations has an existing right, contingent or otherwise, to be secured by) a Lien on property owned or being acquired by the Borrower or any Restricted Subsidiary (including indebtedness or other obligations arising under conditional sales or other title retention agreements), whether or not such indebtedness or other obligations shall have been assumed by the Borrower or such Restricted Subsidiary or is limited in recourse.............................

$_______
(f) all Contingent Liabilities of the Borrower and its Restricted Subsidiaries. ....................................................................................	$_______
(g) the principal portion of all obligations of the Borrower and its Restricted Subsidiaries under any Synthetic Lease.....................	$_______
(h) all Disqualified Stock of the Borrower and its Restricted Subsidiaries.....................................................................................	$_______
(i) The sum of Items 1(a) through 1(h)...............................................	$_______
(j) intercompany Indebtedness between the Borrower and any of its Restricted Subsidiaries (including, without limitation, the Debentures so long as they are held by Titan Capital Trust)......	$________

(k)       the Indebtedness of Titan Africa, Inc. in connection with the project financing in Benin, so long as such Indebtedness remains non-recourse to the Borrower and its Subsidiaries (other than Titan Africa, Inc.) and the Borrower and its Subsidiaries (other than Titan Africa, Inc.) have no liability or obligations with respect to such Indebtedness.........................................................

$________
(l) The sum of Items 1(j) and 1(k) .......................................................	$________
(m) TOTAL DEBT: Item 1(i) minus Item 1(l)......................................	$________
2. EBITDA: See Item 1(i) of Attachment 2	$________
3. Total Debt to EBITDA Ratio: The ratio of Item 1(m) to Item 2.............	_____:1.00

                                                                                                                             ATTACHMENT 2

                                                                                                                      (to__/__/__Compliance

                                                                                                                                         Certificate)

EBITDA

for the four consecutive Fiscal Quarters

ending on ____ (the “Computation Date”)

(the “Computation Period”)

1.         EBITDA:

(a)        the aggregate of all amounts which would be included as net income on the consolidated financial statements of the Borrower and its U.S. Subsidiaries for the Computation Period, determined in accordance with GAAP .........................................

$________

(b)        all amounts deducted by the Borrower and its U.S. Subsidiaries, in determining Net Income, representing either non-cash or non-recurring losses, including fees, costs, charges and other expenses incurred by the Borrower and its U.S. Subsidiaries in connection with any discontinued operation, acquisition, reorganization, consolidation, restructuring or changes in accounting treatment under GAAP.............................................

$________
(c) the amount deducted by the Borrower and its U.S. Subsidiaries, in determining Net Income, representing amortization, as determined in accordance with GAAP.........................................	$_______

(d)        the amount deducted, in determining Net Income, of all federal, state and local income taxes (whether paid in cash or deferred) of the Borrower and its U.S. Subsidiaries,..................................

$_______
(e) the amount deducted, in determining Net Income, of Interest Expense of the Borrower and its U.S. Subsidiaries....................	$_______
(f) the amount deducted, in determining Net Income, representing depreciation of assets of the Borrower and its U.S. Subsidiaries, as determined in accordance with GAAP..............	$_______
(g) the synergies set forth in Schedule III to the Credit Agreement for the periods described therein.................................................
(h) The sum of Items 1(a) through 1(g).............................................	$_______

(i)         all amounts added by the Borrower and its U.S. Subsidiaries, in determining Net Income, representing either non-cash or non-recurring gains, including as a result of changes in accounting treatment under GAAP................................................................

$_______
(j) EBITDA: Item 1(h) minus Item 1(i)...........................................	$_______

                                                                                                                 ATTACHMENT 3

                                                                                                                    (to __/__/__ Compliance

                                                                                                                                         Certificate)

                                                                  NET WORTH

                                                       for the ____ Fiscal Quarter,

                                                         ending on ________, ____

                                                         (the “Computation Date”)

1.         Net Worth: As of the Computation Date, on a consolidated basis for the Borrower and its Restricted Subsidiaries

a. The sum of Capital Stock taken at par value, capital surplus and retained earnings (or accumulated deficit) of the Borrower on the Computation Date:	$________
b. Treasury stock of the Borrower and, to the extent included in Item 1(a), minority interests in Restricted Subsidiaries of the Borrower at such date:	$________
c. NET WORTH: ITEM 1(a) minus Item 1(b):	$________

2.         Required Net Worth: As of the Computation Date, on a consolidated basis for the Borrower and its Restricted Subsidiaries:

(a) (i) prior to the consummation of the ACS Acquisition: $80,000,000 (ii) after the consummation of the ACS Acquisition: $115,000,000

(b)        50% of the aggregate Net Income in excess of zero for the period commencing on the Closing Date and ending on the last day of the Fiscal Quarter ending on or immediately prior to the Computation Date...............................................

$_______

(c)        the product of 80% times the net increase to the Borrower's shareholders' equity resulting from the initial public offering of Cayenta after the Closing Date........................................

$_______
(d) the product of 80% times the net cash proceeds derived from the issuance of common stock by the Borrower after the Closing Date.....................................................................	$_______

(e)        subsequent to any spin-off of Cayenta, the portion of Net Worth attributable to Cayenta immediately prior to such spin-off....................................................................................

$_______
(f) the net decrease to the Borrower's shareholders' equity resulting from the deferred compensation charge related to the employee stock options of Cayenta................................	$_______
(g) Required Net Worth: The sum of Item(2)(a), Item 2(b), Item 2(c) and Item 2(d) minus Item 2(e) minus Item 2(f): .	$_______

                                                                                                                             ATTACHMENT 4

                                                                                                                      (to__/__/__Compliance

                                                                                                                                         Certificate)

                                             FIXED CHARGE COVERAGE RATIO

                                                            for the Fiscal Quarter,

ending on ____,____(the “Computation Date”)

1.         Fixed Charge Coverage Ratio

a. EBITDA (see Item 1(i) of Attachment 2)..............................	$_________
b. Capital Expenditures made during the four consecutive Fiscal Quarters ending on the Computation Date.................	$_________
c. Item 1(a) minus Item 1(b)	$_________
d. Interest Expense paid in cash................................................	$_________

e.      Scheduled principal payments of the Term Loans after giving effect to any reductions in such scheduled principal repayments attributable to any optional or mandatory prepayments of the Term Loans............................................

$_________
f. Restricted Payments..............................................................	$_________

g.      All federal, state and foreign income taxes actually paid in cash by the Borrower and its Restricted Subsidiaries (excluding any cash taxes paid in connection with the sale of IPivot Inc.)...............................................................................

$_________
h. The sum of Items 1(d) through 1(g).......................................	$_________
i. FIXED CHARGE COVERAGE RATIO: The ratio of Item 1(c) to Item 1(h):	_______: to 1.00

                                                                                                                             ATTACHMENT 5

                                                                                                                     to (__/__/__Compliance

                                                                                                                                         Certificate)

INTEREST COVERAGE RATIO

for the Fiscal Quarter

ending on _____,____

(the “Computation Date)

1.       Interest Coverage Ratio: for the Computation Date, on a consolidated basis for the Borrower and the Restricted Subsidiaries.

a. EBITDA (see Item 1(i) of Attachment 2)..........................	$________
b. Interest Expense paid in cash............................................	$________
c. The ratio of Item 1(a) to Item 1(b)....................................	_______: to 1.00